                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report (Date of earliest event reported) July 2, 2001
                                                                    ------------

                            SYMPHONIX DEVICES, INC.
      --------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

      Delaware                          000-23767           77-0376250
      --------------------------------------------------------------------
      (State or other jurisdiction     (Commission        (IRS Employer
      of incorporation)                File Number)     Identification No.)


      2331 Zanker Road, San Jose, California                 95131-1107
      --------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code (408) 232-0710
                                                        ------------------



      --------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events

On July 2, 2001, Symphonix Devices, Inc. disseminated a press release announcing that stockholders who entered into the Common Stock Purchase Agreement dated September 18, 2000 with Symphonix have exercised their right to a one-time adjustment to the purchase price under the agreement. The press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

As indicated in the press release, the effect of the price adjustment is to increase the number of shares of common stock issued to the investors under the agreement from 6.4 million to 20.7 million, at no additional cost to the investors. As a result, the shares of common stock outstanding will increase from approximately 21.0 million shares to approximately 35.4 million shares, and the investors will own approximately 58% of the outstanding shares of Symphonix common stock.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

     99.1 Press release dated July 2, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYMPHONIX DEVICES, INC.


                                        /S/ Kirk B. Davis
                                        -------------------------------------
                                        Kirk B. Davis
                                        President and Chief Executive Officer

                                        Date:  July 2, 2001

                                 Exhibit Index
--------------------------------------------------------------------------------
Exhibit No.
-----------
--------------------------------------------------------------------------------
99.1              Press Release dated July 2, 2001
--------------------------------------------------------------------------------